Exhibit 99.1

CONSENT OF DAVID HELLER

Pursuant to Rule 438 under the Securities Act of 1933, as amended (the “Securities Act”), the undersigned hereby consents to be named as a person about to become a director of Berry Plastics Group, Inc. (the “Registrant”) in the Registration Statement on Form S-1 of the Registrant (including any and all amendments or supplements thereto) to be filed with the U.S. Securities and Exchange Commission under the Securities Act.

By	/s/ David Heller
Name: David Heller

Dated: September 18, 2012